UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 30, 2010
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa		51503
(Address of Principal Executive Offices)		(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC (the “Company”), adopted the Southwest Iowa Renewable Energy Equity Incentive Plan (the “Plan”) for the purpose of attracting and retaining key personnel of the Company, which contains a form of Equity Participation Unit Award Agreement.  The Plan is designed to allow Participants—any officer or employee of the Company—to share in the Company’s value through the issuance of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Right”).  Each award will be granted pursuant to an individual award agreement, which will set forth the number of units or rights granted, the book value of the Company’s common membership Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the Fiscal Year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan).  All awards will be recommended by the Company’s Corporate Governance/Compensation Committee (the “Committee”) and then approved by the Board.  Pursuant to the Plan and individual award agreements, the Committee has recommended and the Board has approved the award of one Equity Participation Unit to each of two key employees of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Southwest Iowa Renewable Energy Equity Incentive Plan, approved by the Board of Directors, June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 6, 2010
SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Brian Cahill
Brian Cahill
General Manager, President, and Chief Executive Officer

Exhibit Index

Exhibit
Number                                           Description

10.1	Southwest Iowa Renewable Energy Equity Incentive Plan, approved by the Board of Directors, June 30, 2010.